                                                                      EXHIBIT 20


ASSOCIATES CORPORATION OF NORTH AMERICA
1999 Annual Supplement - Associates Corporation of North America



Summary of Key Data



(Dollar Amounts in Millions)
Year Ended or at December 31               1995            1996            1997            1998            1999
                                       ------------    ------------    ------------    ------------    ------------

 NET FINANCE RECEIVABLES               $   36,368.3    $   41,778.9    $   47,854.5    $   46,038.5    $   49,766.7

% of Average Net Finance Receivables
     Net Interest Margin                       8.39%           8.53%           8.51%           6.54%           5.97%
     Net Credit Losses                         1.66            2.02            2.43            1.94            1.83

 Allowance for losses                  $    1,109.2    $    1,371.4    $    1,661.9    $    1,378.9         1,408.4
 % of Net Finance Receivables                  3.05%           3.28%           3.47%           3.00%           2.83%
 Loss Coverage Ratio                           1.99x           1.72x           1.50x           1.76x           1.61x

 Portfolio Mix
     % Secured Finance Receivables             74.2%           72.9%           70.2%           82.7%           84.0%
     % Unsecured Finance Recs.                 25.8            27.1            29.8            17.3            16.0

 Efficiency Ratio                              43.4            41.4            41.3            40.1            39.9

 Net Income                            $      708.1    $      821.4    $      898.1    $      974.2    $    1,104.5

 Return on Average Equity                     16.80%          16.75%          16.05%          14.99%          12.35%

 Return on Average Assets                      2.06            2.02            1.92            1.77            1.78

 Fixed Charge Coverage Ratio                   1.56            1.59            1.55            1.53            1.58

 Debt-to-Equity                               6.9:1           7.1:1           7.1:1           7.1:1           5.3:1

Five Year Financial Trends - Earnings Information


(Dollar Amounts in Millions)
Year Ended December 31            1995         1996         1997         1998         1999
                               ----------   ----------   ----------   ----------   ----------

REVENUES

 Finance Charges               $  4,805.3   $  5,580.3   $  6,428.5   $  5,841.5   $  5,911.2
 Insurance Premiums                 325.1        354.8        370.1        383.9        371.3
 Investment and Other Income        254.0        286.3        352.5        931.4      1,246.3
                               ----------   ----------   ----------   ----------   ----------
                                  5,384.4      6,221.4      7,151.1      7,156.8      7,528.8

 EXPENSES

 Interest Expense                 1,979.8      2,209.4      2,550.8      2,862.8      2,948.0
 Operating Expense                1,417.8      1,603.3      1,842.5      1,663.4      1,768.8
 Provision for Losses               729.7        963.4      1,195.6        949.4        943.2
 Insurance Benefits
   Paid or Provided                 135.7        142.9        142.1        144.0        148.4
                               ----------   ----------   ----------   ----------   ----------
                                  4,263.0      4,919.0      5,731.0      5,619.6      5,808.4
                               ----------   ----------   ----------   ----------   ----------
 Earnings Before
  Provision for Taxes             1,121.4      1,302.4      1,420.1      1,537.2      1,720.4
 Provision for Income Taxes         413.3        481.0        522.0        563.0        615.9
                               ----------   ----------   ----------   ----------   ----------
 Net Earnings                  $    708.1   $    821.4   $    898.1   $    974.2   $  1,104.5
                               ==========   ==========   ==========   ==========   ==========

Five Year Financial Trends - Balance Sheet Information


(Dollar Amounts in Millions)
 December 31                               1995            1996           1997             1998            1999
                                       ------------    ------------    ------------    ------------    ------------

ASSETS
Cash and Cash Equivalents              $      409.2    $      378.4    $      394.8    $    2,720.4    $      333.3
Investments in Debt
 and Equity Securities                        884.7         1,044.4         1,153.5         1,865.9         2,666.9
Net Finance Receivables                    36,368.3        41,778.9        47,854.5        46,038.5        49,766.7
Allowance for Losses                       (1,109.2)       (1,371.4)       (1,661.9)       (1,378.9)       (1,408.4)
Insurance Policy and
 Claims Reserves                             (602.8)         (693.0)         (762.4)         (763.8)         (840.8)
Amounts Due from Related Parties              238.4           374.5         2,360.3         9,564.8         5,975.4
Other Assets                                  935.2         1,219.8         1,321.6         1,652.7         3,687.0
                                       ------------    ------------    ------------    ------------    ------------
  Total Assets                         $   37,123.8    $   42,731.6    $   50,660.4    $   59,699.6    $   60,180.1
                                       ============    ============    ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes Payable:
 Commercial Paper                      $   12,732.7    $   14,712.6    $   17,184.5    $   17,157.2    $   13,672.9
 Bank Loans                                   702.0         1,001.8         1,202.1         1,070.7           990.7
Accounts Payable and Accruals                 833.6           982.3           962.4         1,851.1         1,398.9
Long-Term Debt:
 Senior Notes                              18,169.7        20,491.4        24,810.0        32,380.2        34,413.1
 Subordinated and Capital Notes               141.8           425.5           425.4           425.3           425.2
                                       ------------    ------------    ------------    ------------    ------------
                                           18,311.5        20,916.9        25,235.4        32,805.5        34,838.3

Stockholders' Equity                        4,544.0         5,118.0         6,076.0         6,815.1         9,279.3
                                       ------------    ------------    ------------    ------------    ------------
  Total Liabilities and
   Stockholders'  Equity               $   37,123.8    $   42,731.6    $   50,660.4    $   59,699.6    $   60,180.1
                                       ============    ============    ============    ============    ============

Five Year Financial Trends - Net Finance Receivables


(Dollar Amounts in Millions)
Year Ended or at December 31                    1995         1996         1997         1998         1999
                                             ----------   ----------   ----------   ----------   ----------

NET FINANCE RECEIVABLES OUTSTANDING

 Home Equity Lending                         $ 13,190.4   $ 15,435.9   $ 17,437.3   $ 20,435.8   $ 21,800.3
 Truck and Truck Trailer                        7,415.7      8,077.6      9,011.1     10,038.0     11,832.7
 Personal Lending/Retail
   Sales Finance                                4,752.7      5,786.5      6,920.6      6,566.2      7,905.2
 Equipment                                      3,729.1      4,261.4      4,899.8      4,882.1      5,398.2
 Auto Fleet Leasing                               327.1      1,087.4      1,418.9      1,471.4      1,509.5
 Credit Card                                    4,616.8      5,517.1      7,333.6      1,398.0         54.6
 Manufactured Housing                           2,049.3      1,257.6         24.1         20.7         23.7
 Warehouse Lending and Other                      287.2        355.4        809.1      1,226.3      1,242.5
                                             ----------   ----------   ----------   ----------   ----------
   Total                                     $ 36,368.3   $ 41,778.9   $ 47,854.5   $ 46,038.5   $ 49,766.7
                                             ==========   ==========   ==========   ==========   ==========
 Home Equity Lending
   Average account balance                   $   40,527   $   42,513   $   44,731   $   46,336   $   46,555
   Number of Accounts                           325,470      363,089      389,827      441,034      468,266

 Truck and Truck Trailer
   Retail and Leasing Receivables
     Average account balance                 $   37,067   $   38,638   $   38,616   $   40,429   $   44,847
     Number of accounts                         172,826      188,815      211,000      224,198      228,211
   Wholesale Receivables
     Average balance per dealer              $1,442,143   $1,117,283   $1,214,065   $1,231,240   $1,716,463

 Personal Lending/Retail Sales Finance
    Average Account Balance                  $    2,085   $    2,161   $    2,312   $    2,363   $    2,933
    Number of Accounts                        2,279,006    2,677,735    2,993,929    2,778,335    2,695,609


 Equipment
   Retail and Leasing Receivables
     Average account balance                 $   24,795   $   26,897   $   28,228   $   29,460   $   30,215
     Number of accounts                         124,121      134,207      147,468      139,250      152,000
   Wholesale Receivables
     Average balance per dealer              $  723,889   $  611,284   $  653,457   $  700,702   $  702,900

 Five Year Financial Trends - Funding and Capital


 (Dollar Amounts in Millions)
 Year Ended or at December 31           1995          1996           1997           1998           1999
                                   ------------   ------------   ------------   ------------   ------------

DEBT
Short-Term:
Commercial Paper                   $   12,732.8   $   14,712.6   $   17,184.4   $   17,157.2   $   13,672.9
Bank Loans                                702.0        1,001.8        1,202.1        1,070.7          990.7
                                   ------------   ------------   ------------   ------------   ------------
  Total                                13,434.8       15,714.4       18,386.5       18,227.9       14,663.6

Long-Term:
Senior                                 18,169.7       20,491.4       24,810.0       32,380.2       34,413.1
Subordinated                              141.8          425.5          425.4          425.3          425.2
                                   ------------   ------------   ------------   ------------   ------------
  Total                                18,311.5       20,916.9       25,235.4       32,805.5       34,838.3

                                   ------------   ------------   ------------   ------------   ------------
TOTAL DEBT                         $   31,746.3   $   36,631.3   $   43,622.0   $   51,033.4   $   49,501.9
                                   ============   ============   ============   ============   ============

CREDIT FACILITIES OUTSTANDING      $   10,339.7   $   12,408.2   $   14,915.9   $   18,073.1   $   12,227.8

MATURITIES
Due in Less than 1 Year            $   16,046.2   $   18,794.9   $   22,577.1   $   24,825.9   $   21,330.5
Due in 1-2 Years                        3,080.5        3,654.3        5,248.0        3,679.2        5,979.0
Due in 2+ Years                        12,619.6       14,182.1       15,796.9       22,528.3       22,192.4
                                   ------------   ------------   ------------   ------------   ------------
  Total                            $   31,746.3   $   36,631.3   $   43,622.0   $   51,033.4   $   49,501.9
                                   ============   ============   ============   ============   ============
TERM DEBT PLACEMENTS
U.S. Domestic Underwritten         $    3,700.0   $    3,450.0   $    4,900.0   $    4,625.0   $    6,065.0
Global Underwritten                                                                  4,800.0        1,500.0
International Underwritten                               900.0        1,823.0          828.0             --
Medium Term Notes and Other             1,449.0          877.0          637.0        1,575.0        1,151.0
                                   ------------   ------------   ------------   ------------   ------------
  Total                            $    5,149.0   $    5,227.0   $    7,360.0   $   11,828.0   $    8,716.0
                                   ============   ============   ============   ============   ============